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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): APRIL 22, 1998



                                    EVI, INC.
               (Exact name of registrant as specified in charter)


        DELAWARE                     1-13086                       04-2515019
(State of Incorporation)       (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)



      5 POST OAK PARK, SUITE 1760,
             HOUSTON, TEXAS                                      77027-3415
(Address of Principal Executive Offices)                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 297-8400

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                                     Page 1
                        Exhibit Index Appears on Page 12

ITEM 5.   OTHER EVENTS.

AMENDMENT TO MERGER AGREEMENT

          On April 22, 1998, EVI, Inc., a Delaware corporation ("EVI"), and Weatherford Enterra, Inc., a Delaware corporation ("Weatherford"), entered into Amendment No. 2 (the "Merger Amendment") to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 4, 1998, as amended by Amendment No. 1 dated April 17, 1998. The amendment to the Merger Agreement was effected to reflect a change in the number of directors of the surviving corporation following the proposed merger of Weatherford with and into EVI (the "Merger"). Under the Merger Agreement, as amended, the number of directors of the surviving corporation will be eight, of which five will be named by EVI and three will be named by Weatherford.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following tables set forth certain summary unaudited pro forma condensed consolidated financial data of EVI and is based on the historical financial data of EVI, Weatherford Enterra, Inc. ("Weatherford"), Christiana Companies, Inc. ("Christiana"), Trico Industries, Inc. ("Trico"), BMW Monarch (Lloydminster) Ltd. ("BMW Monarch") and BMW Pump Inc. (together, "BMW") and the assets of GulfMark International, Inc. acquired by EVI on May 1, 1997 ("the GulfMark Retained Assets"). The Unaudited Pro Forma Condensed Consolidated Financial Statements of EVI have been prepared assuming the proposed merger of Weatherford with and into EVI (the "Merger"), pursuant to an Agreement and Plan of Merger dated as of March 4, 1998, as amended, between EVI and Weatherford, is accounted for as a pooling of interests and give effect to the proposed Merger by combining EVI's and Weatherford's results of operations for each of the three years ended December 31, 1997 on a pooling-of-interests basis as if EVI and Weatherford had been combined since inception. The Unaudited Adjusted Pro Forma Condensed Consolidated Statement of Income further gives effect to (i) the acquisition by EVI on May 1, 1997, of the GulfMark Retained Assets, (ii) the issuance and sale of EVI's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Debentures") on November 10, 1997, (iii) the acquisition by EVI on December 15, 1997, of $119,980,000 principal amount of EVI's outstanding 10 1/4% Senior Notes due 2004 and 10 1/4% Senior Notes due 2004, Series B (collectively, the "Notes") from the holders of the Notes pursuant to a cash tender offer and consent solicitation of the Company (the "Tender Offer"), (iv) EVI's acquisition of Trico on December 2, 1997, (v) EVI's acquisition of BMW on December 3, 1997 and (vi) EVI's proposed acquisition of Christiana through a merger of a subsidiary of EVI with and into Christiana ("Christiana Acquisition") pursuant to an Agreement and Plan of Merger dated December 12, 1996 (the "Christiana Merger Agreement"), by and among EVI, Christiana and C2, Inc., a Wisconsin corporation ("C2"), and the sale by Christiana, prior to the Christiana Acquisition, of two-thirds of its interest in Total Logistic Control, LLC ("Logistic"), a wholly owned subsidiary of Christiana, to C2 for approximately $10.7 million, as if these transactions had occurred on January 1, 1997. The Unaudited Adjusted Pro Forma Condensed Consolidated Balance Sheet presents the combined financial position of EVI and Weatherford and gives effect to EVI's proposed merger with Christiana as if these transactions had occurred on December 31, 1997. The pro forma amounts presented do not include transaction costs related to the Merger which are estimated to be approximately $25 million and other costs directly attributable to the Merger which, in the aggregate, are expected to be between $90 million and $110 million.

         The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the aforementioned dates, or that may be achieved in the future. All other 1997 and 1998 acquisitions by EVI are not material individually or in the aggregate with same-year acquisitions; therefore, pro forma information is not reflected. This information should be read in conjunction with EVI's Management's Discussion and Analysis of Financial Condition and Results of Operations contained in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, and EVI's, GulfMark Retained Assets', Trico's, BMW's, Christiana's and Weatherford's financial statements and related notes thereto, all of which have been previously filed or are filed herewith and are hereby incorporated herein by reference.

       UNAUDITED ADJUSTED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                        EVI AND                          PRO FORMA                     EVI AND
                                                      WEATHERFORD                       ADJUSTMENTS                  WEATHERFORD
                                                       COMBINED                  --------------------------            COMBINED
                                                          PRO       CHRISTIANA     SALE OF                            PRO FORMA
                                                       FORMA(a)     HISTORICAL   LOGISTIC(b)     CHRISTIANA            ADJUSTED
                                                      -----------   ----------   -----------     ----------          ------------
ASSETS
Current assets:
  Cash and cash equivalents.........................  $   74,211     $  6,855     $ 33,280(c)     $(20,858)(d)(e)     $   93,488
  Accounts receivable, net..........................     526,756        9,258       (9,258)             --               526,756
  Inventories.......................................     455,811           --           --              --               455,811
  Prepaid expenses and other........................      79,125        1,459       (1,459)             --                79,125
                                                      ----------     --------     --------        --------            ----------
        Total current assets........................   1,135,903       17,572       22,563         (20,858)            1,155,180
                                                      ----------     --------     --------        --------            ----------
  Property, plant and equipment, net................     870,163       73,881      (73,881)             --               870,163
  Goodwill, net.....................................     669,449        5,514       (5,514)             --               669,449
  Investment in EVI.................................          --       44,703           --         (44,703)(f)                --
  Investment in Logistic............................          --           --        7,620(g)       (3,919)(h)             3,701
  Other assets......................................      68,546        1,891       (1,891)             --                68,546
                                                      ----------     --------     --------        --------            ----------
                                                      $2,744,061     $143,561     $(51,103)       $(69,480)           $2,767,039
                                                      ==========     ========     ========        ========            ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current portion of
    long-term debt..................................  $   37,421     $  1,245     $ (1,245)       $     --            $   37,421
  Accounts payable..................................     220,637        4,729       (4,729)             --               220,637
  Other accrued liabilities.........................     248,452        5,579        2,173(i)        1,288(e)(j)         257,492
                                                      ----------     --------     --------        --------            ----------
        Total current liabilities...................     506,510       11,553       (3,801)          1,288               515,550
                                                      ----------     --------     --------        --------            ----------
  Long-term debt....................................     252,322       33,617      (33,617)             --               252,322
  Deferred income taxes and other...................     121,370       23,626      (10,731)(i)       1,043(f)(k)         135,308
  5% Convertible Subordinated Preferred Equivalent
    Debentures......................................     402,500           --           --              --               402,500
Stockholders' equity:
  Common stock......................................     101,651(l)     5,209           --          (1,312)(e)(m)(n)     105,548
  Capital in excess of par..........................   1,005,387(l)    12,346           --         144,527(e)(m)(n)    1,162,260
  Retained earnings.................................     545,159       58,446       (2,954)        (55,492)(d)(e)(m)     545,159
  Foreign currency translation adjustment...........     (38,494)          --           --              --               (38,494)
  Treasury stock, at cost...........................    (152,344)(l)    (1,236)         --        (159,534)(m)(n)       (313,114)
                                                      ----------     --------     --------        --------            ----------
        Total stockholders' equity..................   1,461,359       74,765       (2,954)        (71,811)            1,461,359
                                                      ----------     --------     --------        --------            ----------
                                                      $2,744,061     $143,561     $(51,103)       $(69,480)           $2,767,039
                                                      ==========     ========     ========        ========            ==========

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

          FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997, 1996 AND 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         1997(o)       1996(o)       1995(o)
                                                        ----------    ----------    ----------
Revenues:
  Products............................................  $1,147,692    $  721,090    $  513,206
  Services and rentals................................     821,397       746,180       612,597
                                                        ----------    ----------    ----------
                                                         1,969,089     1,467,270     1,125,803
                                                        ----------    ----------    ----------
Costs and expenses:
  Cost of sales
     Products.........................................     817,013       553,501       388,329
     Services and rentals.............................     551,375       537,313       442,902
  Selling, general and administrative.................     264,553       209,433       195,747
  Acquisition-related costs and other unusual
     charges..........................................          --            --        88,182
                                                        ----------    ----------    ----------
                                                         1,632,941     1,300,247     1,115,160
                                                        ----------    ----------    ----------
Operating income......................................     336,148       167,023        10,643
                                                        ----------    ----------    ----------
Other income (expense):
  Interest expense....................................     (43,273)      (39,368)      (33,504)
  Interest income.....................................       8,329         4,168         2,249
  Equity in earnings of unconsolidated affiliates.....       2,582         2,078         1,477
  Other income (expense), net.........................       1,175        (1,227)        6,160
                                                        ----------    ----------    ----------
                                                           (31,187)      (34,349)      (23,618)
                                                        ----------    ----------    ----------
Income (loss) before income taxes.....................     304,961       132,674       (12,975)
Provision (benefit) for income taxes..................     108,188        40,513        (4,707)
                                                        ----------    ----------    ----------
Income (loss) from continuing operations..............  $  196,773    $   92,161    $   (8,268)
                                                        ==========    ==========    ==========
Earnings (loss) per share from continuing operations:
  Basic(p)............................................  $     2.05    $     1.03    $    (0.11)
  Diluted(p)..........................................        2.02          1.01         (0.11)
Weighted average shares outstanding:
  Basic...............................................      96,052        89,842        77,595
  Diluted.............................................      97,562        90,981        77,595

    UNAUDITED ADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     EVI AND
                                   WEATHERFORD                                          BMW PUMP/
                                    COMBINED         GULFMARK                          BMW MONARCH
                                       PRO        RETAINED ASSETS        TRICO          COMBINED       CHRISTIANA
                                    FORMA(o)       HISTORICAL(q)     HISTORICAL(r)    HISTORICAL(r)    HISTORICAL
                                   -----------    ---------------    -------------    -------------    ----------
Revenues:
   Products......................  $1,147,692          $ 818            $51,459          $103,847       $90,101
   Services and rentals..........     821,397             --                 --                --            --
                                   ----------          -----            -------          --------       -------
                                    1,969,089            818             51,459           103,847        90,101
                                   ----------          -----            -------          --------       -------
Costs and expenses:
   Cost of sales
       Products..................     817,013            678             34,323            73,591        76,377
       Services and rentals......     551,375             --                 --                --            --
   Selling, general and
     administrative..............     264,553            688             15,346            15,450         9,103
                                   ----------          -----            -------          --------       -------
                                    1,632,941          1,366             49,669            89,041        85,480
                                   ----------          -----            -------          --------       -------
Operating income.................     336,148           (548)             1,790            14,806         4,621
                                   ----------          -----            -------          --------       -------
Other income (expense):
   Interest expense..............     (43,273)            --               (493)             (337)       (2,991)
   Interest income...............       8,329             --                 --                --           507
   Equity in earnings of BMW
     Monarch.....................          --             --                832                --            --
   Equity in earnings of EVI.....          --             --                 --                --         6,290
   Equity in earnings of
     Logistic....................          --             --                 --                --            --
   Equity in earnings of
     unconsolidated affiliates...       2,582             --                 --                --            --
   Other income (expense), net...       1,175             --               (595)               65        (1,470)
                                   ----------          -----            -------          --------       -------
                                      (31,187)            --               (256)             (272)        2,336
                                   ----------          -----            -------          --------       -------
Income (loss) before income
 taxes...........................     304,961           (548)             1,534            14,534         6,957
Provision (benefit) for income
 taxes...........................     108,188            100                797             5,748         2,763
                                   ----------          -----            -------          --------       -------
Income (loss) from continuing
 operations......................  $  196,773          $(648)           $   737          $  8,786       $ 4,194
                                   ==========          =====            =======          ========       =======
Earnings per share from
 continuing operations:
   Basic.........................  $     2.05(p)
   Diluted.......................        2.02(p)
Weighted average shares
 outstanding:
   Basic.........................      96,052(dd)
   Diluted.......................      97,562(dd)

                                                          PRO FORMA ADJUSTMENTS                              EVI AND
                                   --------------------------------------------------------------------    WEATHERFORD
                                                                            BMW PUMP/                       COMBINED
                                   DEBENTURE    SENIOR NOTES               BMW MONARCH                      PRO FORMA
                                   OFFERING        TENDER        TRICO      COMBINED      CHRISTIANA(s)     ADJUSTED
                                   ---------    ------------    -------    -----------    -------------    -----------
Revenues:
   Products......................  $     --       $    --       $    --      $    --        $(90,101)      $1,303,816
   Services and rentals..........        --            --            --           --              --          821,397
                                   --------       -------       -------      -------        --------       ----------
                                         --            --            --           --         (90,101)       2,125,213
                                   --------       -------       -------      -------        --------       ----------
Costs and expenses:
   Cost of sales
       Products..................        --            --         2,100(t)        --         (76,377)         927,705
       Services and rentals......        --            --            --           --                          551,375
   Selling, general and
     administrative..............        --            --         1,364(u)    (3,616)(u)(v)     (9,103)       293,785
                                   --------       -------       -------      -------        --------       ----------
                                         --            --         3,464       (3,616)        (85,480)       1,772,865
                                   --------       -------       -------      -------        --------       ----------
Operating income.................        --            --        (3,464)       3,616          (4,621)         352,348
                                   --------       -------       -------      -------        --------       ----------
Other income (expense):
   Interest expense..............   (17,325)(w)    12,216(x)         --          373(y)        2,991          (48,839)
   Interest income...............        --            --            --           --            (507)           8,329
   Equity in earnings of BMW
     Monarch.....................        --            --          (832)(z)        --             --               --
   Equity in earnings of EVI.....        --            --            --           --          (6,290)(aa)          --
   Equity in earnings of
     Logistic....................        --            --            --           --             130              130
   Equity in earnings of
     unconsolidated affiliates...        --            --            --           --              --            2,582
   Other income (expense), net...        --            --           538(bb)        --          1,470            1,183
                                   --------       -------       -------      -------        --------       ----------
                                    (17,325)       12,216          (294)         373          (2,206)         (36,615)
                                   --------       -------       -------      -------        --------       ----------
Income (loss) before income
 taxes...........................   (17,325)       12,216        (3,758)       3,989          (6,827)         315,733
Provision (benefit) for income
 taxes...........................    (6,064)(cc)     4,276(cc)   (1,315)(cc)     1,396(cc)     (2,676)(cc)    113,213
                                   --------       -------       -------      -------        --------       ----------
Income (loss) from continuing
 operations......................  $(11,261)      $ 7,940       $(2,443)     $ 2,593        $ (4,151)      $  202,520
                                   ========       =======       =======      =======        ========       ==========
Earnings per share from
 continuing operations:
   Basic.........................                                                                          $     2.11(p)
   Diluted.......................                                                                                2.08(p)
Weighted average shares
 outstanding:
   Basic.........................                                                                              96,052(dd)
   Diluted.......................                                                                              97,562(dd)

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

     The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by EVI's management using information currently available.

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying Unaudited Adjusted Pro Forma Condensed Consolidated Balance Sheets are described below:

          (a) The EVI and Weatherford Combined Pro Forma Balance Sheet has been prepared assuming the Merger is accounted for as a pooling of interests. The EVI and Weatherford Combined Pro Forma Balance Sheet is based on the consolidated financial statements of EVI and Weatherford.

          (b) To reflect the sale of a two-thirds interest in Logistic by Christiana to C2 for cash of $10.67 million and to reflect a $3.0 million loss, net of taxes, due to the purchase price being less than the $15.5 million carrying value of the interest in Logistic. Such sale is in accordance with the Christiana Merger Agreement as (i) Logistic is required to distribute $23.0 million to Christiana, funded from borrowings of Logistic (of which such borrowings are being effected to permit Christiana to have sufficient cash to allow EVI to pay the cash consideration contemplated by the Christiana Acquisition, (ii) Christiana is to sell its two-thirds interest in Logistic to C2 for $10.67 million and (iii) EVI is required to pay to the Christiana shareholders an amount of cash equal to the cash of Christiana at the closing of the Christiana Acquisition less $10.0 million and the amount of certain liabilities and tax benefits to be maintained by Christiana for the benefit of EVI.

          (c) To reflect an increase in Christiana's cash of $23.0 million from a dividend from Logistic funded through Logistic's borrowings to meet the required minimum cash levels per the Christiana Merger Agreement, and to reflect the cash to Christiana of $10.67 million from its sale of the two-thirds interest in Logistic less $0.4 million of cash held by Logistic.

          (d) To reflect the cash payment by EVI of $19.8 million or $3.81 per share to the holders of common stock of Christiana pursuant to the Christiana Merger Agreement. The pro forma cash payment by EVI of $3.81 per share is based on pro forma data presented herein; however, based on future expected cash flows of Christiana, the payment to the Christiana shareholders in the Christiana Acquisition is believed to be approximately $3.60 per share. The difference of $0.21 per share relates to expected cash flow timing differences between December 31, 1997 and the actual date contemplated for the Christiana Acquisition.

          (e) To reflect the exercise of the Christiana employee stock options of 53,334 shares of common stock Christiana for $1.4 million in cash and the cancellation of Christiana employee stock options for $2.5 million in cash. The exercise and cancellation of Christiana employee stock options generates a tax benefit of $1.2 million. Cash in this amount is required to be retained by Christiana for the benefit of EVI.

          (f) To eliminate Christiana's investment in EVI and related deferred taxes.

          (g) To reflect the remaining one-third interest in Logistic held by Christiana. The investment represents a one-third interest of the net book value of Logistic.

          (h) Prior to Christiana's sale of its two-thirds interest in Logistic, the pro forma net book value of Logistic was $23.1 million. After the sale of Christiana's two-thirds interest in Logistic, the remaining net book value of Logistic is $7.6 million. EVI reflects a reduction of $3.9 million in the carrying value of Christiana's remaining one-third interest in Logistic reflecting the excess fair value of the net tangible post merger assets of Christiana over the cash and stock consideration being paid to the Christiana shareholders.

                          NOTES TO PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          (i) To reclassify certain deferred tax liabilities of $8.8 million to current federal taxes payable as a result of the sale by Christiana of its two-thirds interest in Logistic.

          (j) To record a $2.5 million liability for transaction costs related to the Christiana Acquisition.

          (k) To record a $10.0 million EVI liability to the Christiana shareholders payable in five years pursuant to the Christiana Merger Agreement.

          (l) Reflects the issuance of 49,760,332 shares of EVI Common Stock in exchange for all 52,379,297 shares of Weatherford Common Stock outstanding at December 31, 1997, based upon the conversion rate of .95 of a share of EVI Common Stock for each share of common stock of Weatherford ("Weatherford Common Stock"). The difference between the par value of Weatherford Common Stock exchanged and the par value of the EVI Common Stock issued upon consummation of the Merger is reflected as a decrease in paid-in capital. Weatherford treasury stock as of December 31, 1997 is reflected as a decrease in paid-in capital.

          (m) To reflect the issuance of 3,897,462 shares of EVI Common Stock in the Christiana Acquisition at a price of $41.25 per share, the market price of the EVI Common Stock on December 15, 1997, and the acquisition of 3,897,462 shares of EVI Common Stock held by Christiana as a result of the Christiana Acquisition. The shares of EVI Common Stock held by Christiana have been classified as treasury shares.

          (n) To eliminate the remaining common stock of Christiana of $5.3 million, capital in excess of par of $15.0 million, retained earnings of $31.7 million and treasury stock of $1.2 million.

     The adjustments to the accompanying Unaudited Adjusted Pro Forma Condensed Consolidated Statements of Income are described below:

          (o) The Unaudited Pro Forma Condensed Consolidated Statements of Income of EVI and Weatherford Combined are based on the consolidated financial statements of EVI and Weatherford. Pro forma adjustments include the elimination of intercompany revenues of $7.1 million, $5.2 million and $4.8 million, respectively, and cost of sales of $5.7 million, $4.2 million and $4.3 million, respectively, for the years ended December 31, 1997, 1996, and 1995. Pro forma adjustments for the years ended December 31, 1997 and 1996 also include the elimination of expenses of $1.7 million and a gain of $2.7 million, respectively, recorded by Weatherford on the sale of Arrow Completion Systems, Inc. to EVI in December 1996. Certain amounts have been reclassified to conform presentation.

          (p) The pro forma earnings per share from continuing operations is computed on the basis of the combined weighted average number of common shares of EVI and Weatherford for each period presented based upon the conversion rate of .95 of a share of EVI Common Stock for each share of Weatherford Common Stock.

          (q) Reflects the results of the GulfMark Retained Assets, which were acquired by EVI on May 1, 1997, from January 1, 1997, through March 31, 1997. Actual results of the GulfMark Retained Assets are included in EVI's historical results from May 1, 1997.

          (r) Reflects the results of Trico and BMW, which were acquired by EVI on December 2, 1997 and December 3, 1997, respectively, from January 1, 1997 through September 30, 1997. Actual results of Trico and BMW are included in EVI's historical results from their respective dates of acquisitions.

          (s) To eliminate Logistic's historical operating results, to reflect a one-third equity interest in Logistic and to record the income tax provision related to the one-third equity interest at the statutory rate.

                          NOTES TO PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          (t) To eliminate the provision for environmental remediation, the liability related to property retained by the prior shareholder of Trico.

          (u) To record amortization expense relating to the estimated excess of cost over fair value of tangible assets acquired in connection with the Trico and BMW acquisitions. Such excess of cost over fair value of net tangible assets acquired is being amortized over 40 years.

          (v) To eliminate bonuses paid to the shareholders of BMW and management fees paid to Trico by BMW Monarch that would not have been paid by EVI.

          (w) To adjust interest expense for the Debentures at the rate of 5% per annum and to record amortization expense of related debt issuance costs over the life of the Debentures.

          (x) To reduce interest expense and amortization of debt issuance costs to reflect the repayment of the Notes. EVI funded such repayment with a portion of the proceeds from the Debentures.

          (y) To reduce interest expense to reflect EVI's retirement of BMW's indebtedness. EVI funded such retirement with a portion of the proceeds from the Debentures.

          (z) To eliminate Trico's equity in earnings of BMW Monarch.

          (aa) To eliminate Christiana's equity in earnings of EVI.

          (bb) To eliminate Trico's provision for estimated losses on property held for sale as the property was retained by the prior shareholder of Trico.

          (cc) To record the income tax provision (benefit) related to the effect of the pro forma adjustments at the statutory rate.

          (dd) EVI's historical shares outstanding, pro forma post-merger shares outstanding and basic weighted average pro forma post-merger shares outstanding as of December 31, 1997, were 47,100,290, 96,860,622 and 96,050,625, respectively. Weatherford's historical shares outstanding at December 31, 1997 was 52,379,297.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         2.1      - Agreement and Plan of Merger dated as of March 4, 1998,
                    by and between EVI, Inc. and Weatherford Enterra, Inc. (incorporated by reference to Exhibit No. 2.1 to Amendment No. 1 to Form 8-K on Form 8-K/A, File 1-13086, filed March 9, 1998).

         2.2      - Amendment No. 1 dated as of April 17, 1998, to the
                    Agreement and Plan of Merger dated as of March 4, 1998, by and between EVI, Inc. and Weatherford Enterra, Inc. (incorporated by reference to Exhibit No. 2.2 to Form 8-K, File 1-13086, filed April 21, 1998).

         2.3      - Amendment No. 2 dated as of April 22, 1998, to the
                    Agreement and Plan of Merger dated as of March 4, 1998, as amended, by and between EVI, Inc. and Weatherford Enterra, Inc.

        23.1      - Consent of Arthur Andersen LLP, with respect to the
                    financial statements of Weatherford Enterra, Inc.

        23.2      - Consent of Arthur Andersen LLP, with respect to the
                    financial statements of Christiana Companies, Inc.

        99.1      - Consolidated Financial Statements of Weatherford Enterra,
                    Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

        99.2      - Consolidated Financial Statements of Christiana Companies,
                    Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, and as of December 31, 1997 and 1996 and for each of the six month periods ended December 31, 1997 and 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    EVI, INC.



Dated: April 22, 1998                               /s/ Frances R. Powell
                                                    ----------------------------
                                                         Frances R. Powell
                                                    Vice President, Accounting
                                                          and Controller

                                INDEX TO EXHIBITS



      Number   Exhibit
      ------   -------

        2.1 Agreement and Plan of Merger dated as of March 4, 1998, by and between EVI, Inc. and Weatherford Enterra, Inc.
               (incorporated by reference to Exhibit No. 2.1 to Amendment No. 1 to Form 8-K on Form 8-K/A, File 1-13086, filed March 9, 1998).

        2.2 Amendment No. 1 dated as of April 17, 1998, to the Agreement and Plan of Merger dated as of March 4, 1998, by and between EVI, Inc. and Weatherford Enterra, Inc. (incorporated by reference to Exhibit No. 2.2 to Form 8-K, File 1-13086, filed April 21, 1998).

        2.3 Amendment No. 2 dated as of April 22, 1998, to the Agreement and Plan of Merger dated as of March 4, 1998, as amended, by and between EVI, Inc. and Weatherford Enterra, Inc.

       23.1 Consent of Arthur Andersen LLP, with respect to the financial statements of Weatherford Enterra, Inc.

       23.2 Consent of Arthur Andersen LLP, with respect to the financial statements of Christiana Companies, Inc.

       99.1    Consolidated Financial Statements of Weatherford Enterra, Inc.
               as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

       99.2    Consolidated Financial Statements of Christiana Companies, Inc.
               as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, and as of December 31, 1997 and 1996 and for each of the six month periods ended December
               31, 1997 and 1996.





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